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                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-32934) pertaining to the CoreStates Savings Plan of CoreStates Financial Corporation of our report dated May 2, 1995, with respect to the financial statements and schedules of the CoreStates Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1994.


                                                             Ernst & Young LLP


Philadelphia, Pennsylvania
June 26, 1995